Exhibit 99.2

KPMG LLP
Suite 1200
300 Convent	Telephone 210 227 9272
San Antonio, TX 78205	Fax 210 224 0126

February 4, 2004

Ms. Olivia F. Kirtley

Chair of the Audit Committee

Lancer Corporation

6655 Lancer Blvd.

San Antonio, TX 78219

Mr. Alfred A. Schroeder

Chairman of the Board of Directors

Lancer Corporation

6655 Lancer Blvd.

San Antonio, TX 78219

Dear Ms. Kirtley and Mr. Schroeder:

We have audited the consolidated financial statements of Lancer Corporation (the “Company”) as of December 31, 2002 and 2001, and for the three years ended December 31, 2002, 2001, and 2000 (“Financial Statements”) and issued our auditors’ report thereon dated February 26, 2003 (the “Report”).

As a result of the matters set forth in our letter dated February 2, 2004, pursuant to Section 10A of the Securities Exchange Act of 1934, KPMG LLP has concluded that we are no longer able to rely on management’s representations and are unwilling to be associated with the financial statements prepared by management. Further, information has come to our attention that has caused us to conclude that the accounting for the Company’s revenue recognition in connection with its sales of equipment to Coca Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct. Accordingly, KPMG LLP hereby advises you that our report on the Company’s Financial Statements should no longer be relied upon.

We request that you advise those persons who have received a copy of the Report, and who you believe are relying on the Financial Statements and the related Report, or who are likely to rely upon the Financial Statements and the related Report, of our notification to you that the Financial Statements and related Reports should no longer be relied upon. We request that you supply us with copies of any notifications you make pursuant to the request in this paragraph.

Very truly yours,

/s/ KPMG LLP

KPMG LLP